Exhibit 10.11

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Execution Version

CALL AGREEMENT

by and among

[***]

MOSAIC FEEDER, L.P.

and

GROSVENOR HOLDINGS, LLC

Dated as of March 4, 2020

ii

CALL AGREEMENT

This CALL AGREEMENT (this “Agreement”), dated as of March 4, 2020, is by and among [***], a [***] private company (“[***]”), Mosaic Feeder, L.P., a Cayman Islands exempted limited partnership (“Mosaic Feeder”, together with [***], the “[***] Entities”), and Grosvenor Holdings, LLC, a Delaware limited liability company (“Holdings”). Each of [***] and Holdings are each individually referred to in this Agreement as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement (as defined below).

RECITALS

WHEREAS, the Parties desire to enter into this Agreement to set forth certain rights of the [***] Entities and Holdings to sell and acquire, respectively, the Class A Interests and Class B Interests (each as defined in the Partnership Agreement (as defined below)) indirectly held by [***]; and

WHEREAS, in consideration for entering into this Agreement, Holdings will pay an amount equal to $2,600,000 to Mosaic Feeder on December 31, 2020 (the “Option Premium”).

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements contained in this Agreement, the Parties agree as follows with effect as of the Closing (as defined in the Transaction Implementation Agreement, dated as of the date hereof, by and among the Parties and each other Person party thereto (the “Transaction Implementation Agreement”)):

Article I

Definitions

Section 1.01 Definitions. As used in this Agreement, the following terms have the following meanings:

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Call Right” has the meaning set forth in Section 2.01.

“Closing” has the meaning set forth in Section 2.03.

“Closing Date” has the meaning set forth in Section 2.03.

“Contract” means any binding agreement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract.

“[***]” has the meaning set forth in the preamble to this Agreement.

“[***] Contribution” has the meaning set forth in the Partnership Agreement.

“[***] Entities” has the meaning set forth in the preamble to this Agreement.

“[***] Proceeds” has the meaning set forth in the Partnership Agreement.

“Exercise” has the meaning set forth in Section 2.02.

“Exercise Notice” has the meaning set forth in Section 2.02.

“GCM Default” means the occurrence of a default of the obligation to pay the Potential GCM Payments to SPV pursuant to Section 2.04(b) of the Purchase Agreement, which default has not been cured within ten (10) Business Days after written notice by [***] to the Seller (as defined in the Purchase Agreement).

“GCM LLLP” means Grosvenor Capital Management Holdings, LLLP.

“Governmental Authority” means, the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, or any supranational authority or body or self-regulatory organization and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holdings” has the meaning set forth in the preamble to this Agreement.

“Holdings Designee” has the meaning set forth in Section 2.01.

“Laws” means, any applicable laws, ordinances, rules or regulations or any applicable orders, judgments or decrees and any other requirements with similar effect of any Governmental Authority.

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, claim, restriction, easement, levy, charge or other encumbrance of any kind.

“Mosaic Feeder” has the meaning set forth in the preamble to this Agreement.

“Option Premium” has the meaning set forth in the recitals to this Agreement.

“Partnership Agreement” means the Second Amended and Restated Exempted Limited Partnership Agreement of the SPV, dated the date hereof, by and among Mosaic Feeder, Lakeshore Investments 2020, LLC solely to withdraw as a limited partner, Holdings and GCM LLLP, as it may be amended or restated from time to time.

“Party” has the meaning set forth in the preamble to this Agreement.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

“Purchase Agreement” means the Purchase and Sale Agreement, dated as of the date hereof, between GCM LLLP, CFIG Holdings, LLC, Grosvenor Capital Management, L.P., GCM Investments GP, LLC and the SPV.

“Purchase Price” means (a) if there is no GCM Default, an amount that results in Mosaic Feeder, [***] or any of their permitted transferees receiving in the aggregate (and without duplication as to monies received by both Mosaic Feeder and [***] or any of their permitted transferees), taking into account [***] Proceeds, the greater of (i) a 12% IRR on the [***] Contribution and (ii) the sum of (1) 130% of the [***] Contribution (excluding any amount recontributed or retained and utilized pursuant to Section 4.03(b) of the Partnership Agreement) and (2) 100% of any amount recontributed or retained and utilized pursuant to Section 4.03(b) of the Partnership Agreement and (b) in the event of a GCM Default, [***], Mosaic Feeder and their permitted transferees shall receive in the aggregate (and without duplication as to monies received by both Mosaic Feeder and [***] or any of their permitted transferees) the greater of (i) a 15% IRR on the [***] Contribution and (ii) the sum of (1) 140% of the [***] Contribution (excluding any amount recontributed or retained and utilized pursuant to Section 4.03(b) of the Partnership Agreement) and (2) 100% of any amount recontributed or retained and utilized pursuant to Section 4.03(b) of the Partnership Agreement.

Notwithstanding the foregoing, in the event that GCM has received a valid Exercise Notice under the Put Agreement and GCM has not paid the purchase price to the [***] Entities on or prior to the date that is 90 days after being required to under the Put Agreement (such 90th day, the “Put Default Date”), which default is continuing for the number of days set forth on Schedule I (the “Default Duration”), then “Purchase Price” means an amount that results in [***], Mosaic Feeder or any of their permitted transferees receiving in the aggregate (and without duplication as to monies received by both [***] and Mosaic Feeder or any of their permitted transferees) the greater of (a) an IRR on the [***] Contribution equal to the amount specified under the heading “IRR” on Schedule I opposite the corresponding Default Duration and (b) the sum of (1) a percentage of the [***] Contribution (excluding any amount recontributed or retained and utilized pursuant to Section 4.03(b) of the Partnership Agreement) equal to the amount specified under the heading “Percentage” on Schedule I opposite the corresponding Default Duration and (2) 100% of any amount recontributed or retained and utilized pursuant to Section 4.03(b) of the Partnership Agreement. For purposes of calculating the Purchase Price, any amounts paid for or withheld on account of withholding taxes or other taxes determined in accordance with the principles of Section 7.06 of the Partnership Agreement shall be deemed to be received by Mosaic Feeder, [***] or any of their permitted transferees and part of the Purchase Price.

“Put Agreement” means the Put Agreement, dated as of the date hereof, between [***], Mosaic Feeder and GCM LLLP.

“Related Parties” has the meaning set forth in Section 6.05.

“Released Parties” has the meaning set forth in Section 2.07.

“Releasing Parties” has the meaning set forth in Section 2.07

“SPV” means Mosaic Acquisitions 2020, L.P., a Cayman Islands exempted limited partnership.

“Transaction Implementation Agreement” has the meaning set forth in the recitals to this Agreement.

“Underlying Interests” has the meaning set forth in Section 2.01.

“Underlying Interest Election” has the meaning set forth in Section 2.01.

Article II

CALL RIGHT

Section 2.01 Call Right.

a)	Upon the terms and subject to the conditions set forth herein, upon exercise pursuant to Section 2.02, Holdings has the right (the “Call Right”), but not the obligation, to require Mosaic Feeder to sell to Holdings all (but not less than all) of the Class A Interests and Class B Interests held by Mosaic Feeder and its permitted transferees for an aggregate cash purchase price equal to the Purchase Price; provided that Holdings may, in its discretion, subject to the provisions of Section 5.04, below (x) elect (an “Underlying Interest Election”) to require that the Call Right be effected through the acquisition by Holdings (or, if applicable, its Holdings Designees (as defined below)) directly from the SPV of the assets of the SPV (the “Underlying Interests”), followed immediately with the redemption by the SPV of all of the Class A Interests and Class B Interests held by Mosaic Feeder and its permitted transferees at the Purchase Price and (y) assign all or a portion of its purchase obligation to one or more other Persons (a “Holdings Designee”) (provided that Holdings shall remain liable hereunder notwithstanding any such assignment).

b)	In consideration for the issuance of the Call Right to Holdings, on December 31, 2020, Holdings shall pay the Option Premium to Mosaic Feeder by wire transfer of immediately available funds to the account or accounts of Mosaic Feeder specified in writing by Mosaic Feeder at least five (5) Business Days prior to December 31, 2020.

Section 2.02 Exercise.

(a) Subject to the provisions of Section 5.04, below, Holdings may exercise (“Exercise”) the Call Right at any time by giving written notice to the [***] Entities (the “Exercise Notice”).

(b) The Exercise Notice shall specify (i) the date of the Closing, which date shall be at least ten (10) Business Days after the delivery of the Exercise Notice, (ii) the calculation of the Purchase Price assuming the occurrence of the Closing on the date specified in clause (i); and (iii) whether Holdings is making an Underlying Interest Election.

(c) Within five (5) Business Days) following receipt of the Exercise Notice, Mosaic Feeder shall provide to Holdings the wire instructions for payment of the Purchase Price.

Section 2.03 Closing. The consummation of the Exercise (the “Closing”), if any, shall take place on the date set forth in the Exercise Notice or, if later, the date that is five (5) Business Days after all the conditions to the Closing set forth in Section 2.05 have been satisfied or waived by the Party entitled to waive the same (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions by the Party entitled to waive the same). The date on which the Closing actually occurs is referred herein as the “Closing Date”.

Section 2.04 Closing Actions and Deliverables. At the Closing the following shall occur simultaneously:

(a) Holdings shall pay (or cause to be paid) the Purchase Price to the account of Mosaic Feeder provided to Holdings pursuant to Section 2.02(c) (or, in the case of an Underlying Interest Election, to an account of the SPV specified by the SPV within five (5) Business Days following the delivery of the Exercise Notice) by wire transfer of immediately available funds;

(b) Unless an Underlying Interest Election is made in accordance with Section 2.02(b), upon payment of the Purchase Price to Mosaic Feeder in accordance with Section 2.04(a) above, Mosaic Feeder shall transfer the Class A Interests and Class B Interests held by it to Holdings (or, if applicable, its Holdings Designees), free and clear of all Liens (other than Liens pursuant to the Partnership Agreement or applicable securities Laws), and shall execute and deliver evidence thereof reasonably satisfactory to Holdings (or, if applicable, its Holdings Designees);

(c) in the case of an Underlying Interest Election:

(i)	upon payment of the Purchase Price in accordance with Section 2.04(a) above, the SPV shall transfer the Underlying Interests to Holdings (or, if applicable, its Holdings Designees), free and clear of all Liens (other than Liens pursuant to the organizational documents of the issuer of such Underlying Interests or applicable securities Laws), and shall execute and deliver evidence thereof reasonably satisfactory to Holdings (or, if applicable, its Holdings Designees); and

(ii)	the SPV shall immediately, after receipt of the Purchase Price, redeem all of the Class A Interests and Class B Interests held by Mosaic Feeder in exchange for a contemporaneous payment to Mosaic Feeder of the Purchase Price by wire transfer of immediately available funds to the account set forth in the Exercise Notice.

For the avoidance of doubt, the provisions of Sections 2.04(b) and 2.04(c) shall not occur until such time as the Purchase Price has been paid in full.

Section 2.05 Conditions to the Closing.

(a) Conditions to Holdings’ Obligations. The obligation of Holdings to consummate the transactions contemplated by this Agreement at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by Holdings in its sole discretion:

(i)	No Governmental Authority shall have enacted, issued, enforced or entered into any applicable Law or order that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Closing.

(ii)	The representations of the [***] Entities set forth in Article IV shall be true and correct as of the Closing Date as though made on and as of the Closing Date, and each of [***] and Mosaic Feeder shall have delivered to Holdings a certificate of a duly authorized officer of such Person certifying that the condition set forth in this clause (ii) has been satisfied; provided that the condition set forth in this clause (ii) with respect to the representations of Mosaic Feeder and the obligation of Mosaic Feeder to deliver a certificate shall be deemed to be satisfied unless the failure of such representations to be true and correct or for Mosaic Feeder to deliver a certificate were caused by actions taken by, or matters pertaining to, [***].

(b) Conditions to the [***] Entities’ Obligations. The obligations of the [***] Entities to consummate the transactions contemplated by this Agreement at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by [***] in its sole discretion:

(i)	No Governmental Authority shall have enacted, issued, enforced or entered into any applicable Law or order that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Closing.

(ii)	The representations of Holdings set forth in Article III shall be true and correct as of the Closing Date as though made on and as of the Closing Date, and Holdings shall have delivered to the [***] Entities a certificate of a duly authorized officer of Holdings certifying that the condition set forth in this clause (ii) has been satisfied.

Section 2.06 Step In and Transfer Rights. For the avoidance of doubt, Holdings may exercise the Call Right at any time, including following the exercise of the Step In Right or the Transfer Right (each as defined in the Put Agreement). The [***] Entities shall not be permitted to exercise the Transfer Right (as defined in the Put Agreement), unless the applicable transferee executes and delivers to each Party a joinder to this Agreement, in form and substance reasonably satisfactory to Holdings, pursuant to which such transferee in the Transfer Right agrees to be bound by the terms hereof to the same extent as [***] and Mosaic Feeder and agrees that the Call Right hereunder shall also apply to the assets of the SPV acquired pursuant to the Transfer Right; and any such purported transfer not in compliance with this Section 2.06 shall be null and void ab initio.

Section 2.07 Release. Effective upon the Closing (but only if the Closing actually occurs), except for any rights or obligations under this Agreement, the [***] Entities, on behalf of themselves and each of their Affiliates and each of their past, present or future officers, directors, employees, agents, general or limited partners, managers, management companies, members, stockholders, equity holders, controlling Persons, representatives or Affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (collectively, the “Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges Holdings, the SPV, GCM LLLP and each of their respective Affiliates, and each of the foregoing’s respective past, present or future officers, directors, employees, agents, general or limited partners, managers, management companies, members, stockholders, equity holders, controlling Persons, representatives or Affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (collectively, the “Released Parties”) of and from any and all actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity (whether based upon contract, tort or otherwise) which the Releasing Parties may have against each of the Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to the SPV, the Acquired Assets (a defined in the Purchased Agreement), the transactions contemplated by the Purchase Agreement or any actions taken or failed to be taken by any of the Released Parties in any capacity related to any of the foregoing occurring or arising on or prior to the date of this Agreement, but only to the extent that such cause, matter or thing does not otherwise constitute (x) fraud or (y) a breach of the Partnership Agreement resulting from GCM LLLP’s willful and wanton misconduct, in either case resulting in Losses (as defined in the Purchase Agreement) to the Releasing Parties, in which case the Releasing Parties shall not be prevented from pursuing any and all causes of action they have against the Release Parties with respect to such fraud or breach.

Article III

REPRESENTATIONS AND WARRANTIES OF Holdings

Holdings represents and warrants to the [***] Entities as of date hereof as follows:

Section 3.01 Organization. Holdings is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

Section 3.02 Authorization; Valid and Binding Agreements. The execution and delivery by Holdings of this Agreement and the consummation by Holdings of the transactions contemplated by this Agreement have been duly authorized by all necessary action of Holdings. This Agreement has been duly executed and delivered by Holdings and, when duly executed and delivered by the other Parties, will be the valid and binding obligation of Holdings enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting creditors’ rights generally or by general principles of equity.

Section 3.03 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice, the lapse of time, or both, result in any violation of or be in conflict with, or constitute a default under, (a) the organizational documents of Holdings, (b) any Law applicable to Holdings or (c) any material Contract to which Holdings is a party, except, in the case of clauses (b) and (c), as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

Section 3.04 Consents and Approvals. Except as may have previously been obtained or made, Holdings is not required to obtain any consent, waiver or approval of, or to make any filing, notification or registration with, any Governmental Authority or any other Person in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.05 Litigation. There is no action, suit, claim, proceeding, arbitration, governmental inquiry or investigation pending or, to the knowledge of Holdings, threatened against Holdings, at law or in equity, before or by any Governmental Authority, which, if adversely determined, would question the validity of this Agreement, or prevent or materially delay the consummation of the transactions contemplated hereby.

Section 3.06 Brokers’ Fees. Holdings has not entered into any agreement to pay any brokers’ or finders’ fees to any Person with respect to this Agreement.

Article IV

REPRESENTATIONS AND WARRANTIES OF [***] ENTITIES

Each of [***] and Mosaic Feeder, severally but not jointly, hereby represents and warrants (in respect of itself only) to Holdings as of the date hereof as follows (save that the representation and warranty at Section 4.06 is given only by Mosaic Feeder):

Section 4.01 Organization. Such [***] Entity is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

Section 4.02 Authorization; Valid and Binding Agreements. The execution and delivery by such [***] Entity of this Agreement and the consummation by such [***] Entity of the transactions contemplated by this Agreement have been duly authorized by all necessary action of such [***] Entity. This Agreement has been duly executed and delivered by such [***] Entity and, when duly executed and delivered by Holdings, will be the valid and binding obligation of such [***] Entity enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting creditors’ rights generally or by general principles of equity.

Section 4.03 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice, the lapse of time, or both, result in any violation of or be in conflict with, or constitute a default under, (a) the organizational documents of such [***] Entity, (b) any Law applicable to such [***] Entity or (c) any material Contract to which such [***] Entity is a party, except, in the case of clauses (b) and (c), as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

Section 4.04 Consents and Approvals. Except as may have previously been obtained or made, such [***] Entity is not required to obtain any consent, waiver or approval of, or to make any filing, notification or registration with, any Governmental Authority or any other Person in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.05 Litigation. There is no action, suit, claim, proceeding, arbitration, governmental inquiry or investigation pending or, to the knowledge of such [***] Entity, threatened against such [***] Entity, at law or in equity, before or by any Governmental Authority, which, if adversely determined, would question the validity of this Agreement, or prevent or materially delay the consummation of the transactions contemplated hereby.

Section 4.06 Title to the Interests. At the Closing, unless an Underlying Interest Election is made, subject to the receipt of the Purchase Price, Mosaic Feeder shall have delivered to Holdings (or, if applicable, its Holdings Designees) and Holdings (or, if applicable, its Holdings Designees) shall acquire, good and valid title to all the Class A Interests and Class B Interests owned by Mosaic Feeder, free and clear of all Liens (other than Liens under applicable securities Laws or pursuant to the Partnership Agreement). At the Closing, if an Underlying Interest Election is made, subject to the receipt of the Purchase Price, Mosaic Feeder shall have validly delivered to the SPV for redemption all the Class A Interests and Class B Interests owned by Mosaic Feeder.

Section 4.07 Reserved.

Section 4.08 No Additional Representations. Such [***] Entity acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, none of Holdings, any of its Affiliates nor any other Person on behalf of any of them, makes or shall be deemed to make any representation or warranty to such [***] Entity or any other Person with respect to Holdings or its Affiliates or the transactions contemplated hereby, express or implied, at law or in equity (including as to the accuracy of completeness of any of the information provided or made available to such [***] Entity or any of its agents, representatives, or Affiliates prior to the execution of this Agreement) and such [***] Entity hereby disclaims any such representation or warranty, whether by Holdings, its Affiliates or any other Person, notwithstanding the delivery or disclosure to such [***] Entity or any of its or its Affiliates’ officers, directors, employees, agents or representatives or any other Person, of any documentation or other information by Holdings, its Affiliates or any other Person with respect to any one or more of the foregoing.

Article V

COVENANTS

Section 5.01 Further Assurances. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Parties shall from time to time execute and deliver all such further documents and do all acts and things as the other Party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

Section 5.02 Regulatory Approvals. Without limiting the generality of Section 5.01, each Party shall use its reasonable best efforts to obtain all waivers, consents and approvals from Governmental Authorities and make all filings with any Governmental Authority as may be required in order to consummate the transactions contemplated hereby. Each Party shall cooperate with each other in respect of their efforts pursuant to the preceding sentence.

Section 5.03 Joinder of Permitted Transferees. Mosaic Feeder shall cause any permitted transferee of its direct or indirect ownership of the Class A Interests or Class B Interests to execute and deliver to each Party a joinder to this Agreement, in form and substance reasonably satisfactory to Holdings, pursuant to which such permitted transferee agrees to be bound by the terms hereof to the same extent as Mosaic Feeder.

Section 5.04 Withholding Rights. Reasonably in advance of the Exercise, Holdings shall consult in good faith with [***] and Mosaic Feeder, and their tax advisors, concerning whether U.S. withholding tax (including U.S. withholding tax under section 1446(f) of the Code) may be applicable to the payment of the Purchase Price. In the event that it is determined that U.S. withholding tax is likely to be applicable to the Purchase Price, the Parties shall cooperate in good faith, at the [***]’s and Mosaic Feeder’s expense, to structure the exercise of the Call Right (including, without limitation, in agreeing whether an Underlying Interest Election shall be made by Holdings) in such a way as to minimize, to the extent reasonably practicable, the amount of such U.S. tax withheld; provided that the General Partner, in consultation with its tax advisers, determines such structure is permissible under the Code and treasury regulations and there are no material adverse consequences to the General Partner or any of its Affiliates. In connection with the Call Right, Holdings or the SPV, as the case may be, shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable to Mosaic Feeder or its permitted transferees for the Class A Interests and the Class B Interests held by Mosaic Feeder or its permitted transferees, any amounts required to be deducted and withheld under applicable Law. If Holdings intends to withhold tax from the Purchase Price, it shall provide notice to Mosaic Feeder of the amount it intends to withhold, the legal basis for withholding, and the calculations of such amounts, and shall provide Mosaic Feeder with an opportunity to establish that such withholding tax is not applicable or should be reduced; provided that after such opportunity, the General Partner in good faith and in consultation with its tax advisers shall determine the applicability of any such U.S. withholding tax. Any amounts so deducted or withheld shall be (i) paid over to the appropriate Governmental Authority to the extent required by Law and (ii) treated for all purposes of this Agreement as having been paid to Mosaic Feeder or its permitted transferee in respect of which such deduction or withholding was made. In connection with the Call Right, Holdings and the SPV shall, upon request by a [***] Entity, use commercially reasonable efforts to deliver any certifications or documents to mitigate, reduce or eliminate any withholding on amounts payable to a [***] Entity.

Article VI

MISCELLANEOUS

Section 6.01 Survival. The representations and warranties of the Parties shall survive the Closing hereunder.

Section 6.02 Expenses. Except as otherwise provided in this Agreement, each of the Parties agrees to pay the expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the fees and expenses of counsel to such Party.

Section 6.03 Governing Law; Amendment; Waiver. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to the principles of conflicts of law thereof. No amendment, waiver, change, modification or discharge of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Party against whom enforcement of any such amendment, waiver, change, modification or discharge is sought. For the avoidance of doubt, any waiver given by Mosaic Feeder pursuant to the terms of this agreement, shall not be valid unless also waived by [***].

Section 6.04 Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given by hand delivery, certified mail, Federal Express or a similarly reputable overnight courier service, email or other electronic means, addressed to the relevant Party at its mail address or email address set forth below:

If to Holdings:

Grosvenor Capital Management Holdings, LLLP
900 N. Michigan Avenue
Chicago, Illinois 60202
Suite 1100
Attn:	Michael J. Sacks
Burke J. Montgomery
Email:	mjs@gcmlp.com
legal@gcmlp.com

With a copy to (which shall not constitute notice for purposes of this Agreement):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn:	Olga Gutman
Gary Horowitz
Email:	ogutman@stblaw.com
ghorowitz@stblaw.com

If to a [***] Entity:

[***]

[***] [***]

[***]

Attn: [***]

Email: [***]

With a copy to (which shall not constitute notice for purposes of this Agreement):

Proskauer Rose LLP,

110 Bishopsgate, London, UK, EC2N 4AY

Attn: Nigel van Zyl

Email: nvanzyl@proskauer.com

Each Party, by written notice given to each of the other Parties in accordance with this Section 6.04 may change the mail address or email address to which notices, statements, instructions or other documents are to be sent to such Party. All notices, statements, instructions and other documents hereunder that are emailed shall be deemed to have been given on the date of emailing.

Section 6.05 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, by its acceptance of the benefits of this Agreement, each Party covenants, agrees and acknowledges that (a) no Person other than the Parties shall have any obligation hereunder and (b) no recourse under this Agreement or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against any former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, Affiliates, members, managers, general or limited partners, agents, attorneys or other representatives of such Party, or any of its successors or assigns, or any former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, Affiliates, members, managers, general or limited partners, agents, attorneys or other representatives or successors or assignees of any of the foregoing (each, a “Related Party” and, collectively, the “Related Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Related Party for any obligations of the [***] Entities or Holdings, as the case may be, or any of its successors or permitted assigns under this Agreement or any documents or instrument delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim (whether at law or equity, in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation, in each case except to the extent of any liability or obligation of a Person pursuant to the terms of a Transaction Document to which it is a party.

Section 6.06 Complete Agreement; Third Party Beneficiaries. This Agreement, together with the Partnership Agreement and the Purchase Agreement, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, of the Parties with respect to the subject matter hereof and thereof. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that the Released Parties and the Related Parties are express intended third party beneficiaries of Section 2.07 and Section 6.05, respectively.

Section 6.07 Assignment. Except as otherwise expressly set forth herein, this Agreement is not assignable by any of the Parties without the prior written consent of the other Parties; provided that Holdings may assign its rights and obligations hereunder, in whole or in part, to any Person without the consent of any [***] Entity, provided that no such assignment shall relieve Holdings of its obligations hereunder.

Section 6.08 Interpretation. Unless the context clearly requires otherwise, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement, together with any Exhibit or Schedule to this Agreement, as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” (except to the extent the context otherwise provides). The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to a specific Article, Section, subsection or Schedule shall refer, respectively, to Articles, Sections, subsections or Schedules to this Agreement, unless otherwise indicated. Unless otherwise expressly indicated herein, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including in the case of agreements or instruments by waiver or consent and in the case of statutes by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to any Person herein shall be deemed to include the heirs, personal representatives, successors and permitted assignees of such Person. All accounting terms have the meanings given to them by United States generally accepted accounting principles applied on a consistent basis. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

Section 6.09 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 6.10 Specific Performance. The Parties acknowledge that there would be no adequate remedy at law if any Party fails to perform any of its obligations hereunder, and accordingly agree that each Party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other Party under this Agreement in accordance with the terms and conditions of this Agreement without the necessity of posting any bond or establishing that monetary damages would be an inadequate remedy. Any remedy under this Section 6.10 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

Section 6.11 Waiver of Jury Trial; Arbitration; Consent to Jurisdiction.

(a) EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST IT IN ANY WAY RELATING TO THIS AGREEMENT.

(b) Except as set forth in this Section 6.11, any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof or concerning the provisions of this Agreement or their application to any state of facts or the rights or equities of any of the Parties hereto shall be resolved by final and binding arbitration conducted in English by one arbitrator in New York City, New York, U.S.A., in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time, or any successor thereto (the “AAA Rules”), as modified by this Section 6.11, under which such arbitration is invoked. One arbitrator shall be selected by Holdings and one arbitrator shall be selected by the [***] Entities in accordance with the AAA Rules, and such arbitrators shall jointly select the third arbitrator who shall chair the tribunal. The arbitrators shall be reasonably familiar with the operations of private investment funds. The parties shall have the right of limited pre-hearing discovery, in accordance with the U.S. Federal Rules of Civil Procedure, as then in effect, for a period not to exceed sixty (60) days. As soon as the discovery is concluded, but in any event within thirty (30) days thereafter, the arbitrators shall hold a hearing in accordance with the aforesaid AAA Rules. Thereafter, the arbitrators shall promptly render a written decision, together with a written opinion setting forth in reasonable detail the grounds for such decision. The parties shall bear the costs of the arbitration equally, provided that any award by the arbitrators in connection with such decision shall also provide that the substantially prevailing party shall recover its reasonable attorney’s fees and other costs incurred in the proceedings, in addition to any other relief which may be granted. Judgment may be entered in any court of competent jurisdiction to enforce the award entered by the arbitrators. Any such arbitration agreement shall be governed by the laws of New York without regard to any conflicts of laws principles thereof.

(c) In connection with any dispute, controversy or claim arising out of or relating to Section 6.13 or the breach thereof, each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located within the State of New York.

Section 6.12 Confidentiality. Without the prior consent of the other Party, neither Holdings nor the [***] Entities will disclose the terms of this Agreement (including the Purchase Price) or the transactions contemplated hereunder, or the identity of the Parties, to any Person, except to the extent disclosure would be permitted with respect to Confidential Information pursuant to the Partnership Agreement.

Section 6.13 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

[***]

By:	/s/ [***]
Name:	[***]
Title:	Authorized Signatory

By:	/s/ [***]
Name:	[***]
Title:	Authorized Signatory

[Signature Page to Call Agreement]

MOSAIC FEEDER, L.P.

By: Lakeshore Investments GP, LLC, its general partner

By:	/s/ Michael J. Sacks
Name:	Michael J. Sacks
Title:	President

GROSVENOR HOLDINGS, LLC

By:	/s/ Michael J. Sacks
Name:	Michael J. Sacks
Title:	President

[Signature Page to Call Agreement]